Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SECOND AMENDMENT TO RICH DAD OPERATING COMPANY, LLC LICENSE AGREEMENT

THIS SECOND AMENDMENT TO RICH DAD OPERATING COMPANY, LLC LICENSE AGREEMENT (“Amendment”) is entered into and shall be effective as of January 25, 2018 (“Amendment Effective Date”), by and between: (i) Rich Dad Operating Company, LLC, a Nevada limited liability company (“Licensor”); and (ii) Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Licensee”) as successor in interest to Tigrent Inc.

Background

A. Licensor and Licensee entered into that certain Rich Dad Operating Company, LLC License Agreement dated as of September 1, 2013, as amended (the “License Agreement”).

B. The Effective Date of the License Agreement is September 1, 2013, and the Term of the License Agreement presently expires on September 1, 2018.

C. Licensor and Licensee desire to modify and amend the License Agreement on the terms and conditions set forth in this Amendment.

Amendment

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee agree as to amend the License Agreement only as specifically set forth herein.

2. Licensor and Licensee acknowledge and affirm the accuracy and materiality of the foregoing Background recitals and incorporate them by reference.

3. All capitalized terms not otherwise defined in this Amendment will have the meanings set forth in the License Agreement.

4. Except as amended by this Amendment, the Licensee Agreement shall remain unchanged and Licensor and Licensee acknowledge and agree that the Agreement, as amended by this Amendment, is hereby reaffirmed, ratified and confirmed in its entirety and is in full force and effect.

5. The License Agreement is hereby amended as follows:

a. Section 1.7 is hereby deleted in its entirety and replaced with the following:

“1.7 The term “Field of Use” means live, on-line, or on-demand seminars, webinars, and training courses in the Field delivered through any form of communication or media.”

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CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

b. Section 1.8 is hereby deleted in its entirety and replaced with the following:

“1.8 The term “Field” means real estate investing, business strategies, stock market investment techniques, stock/paper assets, cash management, asset protection, and other financially-oriented subjects. “Field” shall not be deemed to include any type of coaching services and/or products relating to any of the foregoing subject matters.”

c. Section 1.10 is hereby deleted in its entirety and replaced with the following:

“1.10 The term “Licensed Marks” means the Licensor’s trademarks set forth on Exhibit A to this Amendment.”

d. Section 11.14 is hereby deleted in its entirety and replaced with the following:

e. 1.14. The term “Term” means the period of time from the Effective Date until the Agreement expires or is terminated as provided in Section 10 hereof.

f. Section 1.17 is hereby deleted in its entirety.

g. Section 2.1 is hereby deleted in its entirety and replaced with the following:

“2.1. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, the non-exclusive right and license in and to the Licensed Intellectual Property and the sole and exclusive right to use the name “Rich Dad Education” (including any abbreviation or variation thereof) for the purpose of allowing Licensee to (i) develop and create Educational Materials and (ii) conduct the Business in the Territory by itself and through its subsidiaries and affiliates during the Term of this Agreement, unless the license is earlier terminated as provided herein. Such license shall include, but shall not be limited to, the right to make, use, reproduce, modify, adapt, create derivative works of, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, export, import, offer for sale, sell and commercially exploit the Licensed Intellectual Property, in whole or in part. Licensor understands that Licensee intends to use the Licensed Intellectual Property, at its sole discretion, in connection with the Business. Licensee may, but is not obligated to, to display Licensee’s copyright notice on any works or materials containing the Licensed Marks.

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CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

h. Section 3.2 is hereby deleted in its entirety and replaced with the following:

“3.2 Licensor shall not use, or grant to a third party the right to use, the name and mark “Rich Dad Education” or any abbreviation or variation thereof in the Field of Use during the Term.”

i. The first sentence of Section 5.1 is hereby deleted in its entirety and replaced with the following:

“5.1 In consideration of the Licenses granted hereunder, the Licensee shall pay to Licensor a monthly royalty in an amount equal to the greater of: (i) [*****]; or (ii) [*****]% of Licensee’s Cash Sales.”

j. The following is hereby added to the end of Section 5.1:

“In addition to Licensee’s remedies under Section 10.2, below, Licensee’s failure to timely pay the monthly royalty payments under this Section more than twice during any twelve (12) month period following the Amendment Effective Date shall constitute a material breach of this Agreement permitting Licensor to immediately terminate the license and/or this Agreement, and shall not be subject to the cure periods of Section 10.2.1.”

k. Section 10.1 is hereby deleted in its entirety and replaced with the following:

“10.1 The Term hereunder shall commence upon the Effective Date and shall expire on September 1, 2019 unless the Agreement is sooner terminated pursuant to Section 10.2 or 10.3.

l. Section 10.2 is hereby deleted in its entirety and replaced with the following; provided, however this revision shall not replace or affect the subsections of Section 10.2:

“10.2 The license hereunder and/or this Agreement may be terminated at any time:”

m. The first sentence of Section 10.3 is hereby deleted in its entirety and replaced with the following:

10.3 “Notwithstanding anything else in this Agreement to the contrary, this Agreement shall terminate without further action of either Licensor or Licensee, upon the occurrence of a Change in Control of Licensee Event.”

n. Section 10.4 is hereby deleted in its entirety and replaced with the following:

“10.4 Upon termination or expiration of the license and/or this Agreement, except as otherwise expressly provided in Section 10.5 below, all rights and privileges in and to the Licensed Intellectual Property granted to the Licensee herein shall automatically and immediately revert to Licensor or its nominee, the Licensee shall immediately cease any use thereof, and the license hereunder shall terminate. Licensee acknowledges that the Licensed Intellectual Property is unique and valuable, and Licensee’s violation of this provision or other unauthorized use of the Licensed Intellectual Property would cause Licensor irreparable injury and loss, for which monetary damages would be an inadequate remedy, and that Licensor, in additional to any and all other rights available by law, equity or pursuant to this Agreement, shall be entitled to have an injunction entered immediately and without bond against Licensee to enjoin Licensee’s continued use of the Licensed Intellectual Property

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CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

o. Section 10.5 is hereby deleted in its entirety and replaced with the following:

“10.5 Upon termination or expiration of this Agreement, Licensee shall honor and fulfill all orders by its customers in existence as of the date of the termination or expiration of this Agreement, and Licensee shall be authorized to utilize the Licensed Intellectual Property solely for such purposes. For purposes of clarity, Licensee understands and agrees that upon the termination or expiration of this Agreement, Licensee may not utilize any Licensed Intellectual Property to market, promote or sell its products or services to new potential customers. Licensee shall comply with all terms of this Agreement with respect to the fulfillment of existing orders for its products and services, including, without limiting the generality of the foregoing, all quality standards, payment obligations and insurance requirements. Licensee shall ensure it has adequate money and resources to fulfill all such orders.

p. Section 13.3 is hereby deleted in its entirety.

q. Section 13.5 is hereby deleted in its entirety and replaced with the following:

“13.5 Choice of Forum and Jury Waiver. Any action brought to enforce or interpret the terms of this Agreement shall be brought exclusively in either the Superior Court of the State of Arizona in and for the County of Maricopa; or the United States District Court for the District of Arizona, located in Phoenix, Arizona, and the parties hereby consent to the exclusive jurisdiction of such courts. In the event of any judicial proceedings arising out of or related to the subject matter of this Agreement, Licensor and Licensee agree that all issues (including claims, defenses, cross-claims, third-party claims, and counterclaims) shall be determined by a judge and not a jury; the parties hereby knowingly and voluntarily (a) agree not to request a trial by jury of any issue triable of right by jury, and (b) waive any right to trial by jury fully to the extent that any such right may now or hereafter exist.”

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CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

r. Section 13.7 is hereby restated and the following sentence is added to the end of the existing Section 13.7:

“No party has been induced by or has relied on any statement, promise, representation or agreement, whether express or implied, not specifically set forth in this Agreement.”

6. Concurrently with the execution of this Amendment, the parties acknowledge and agree to execute the Mutual Release and Waiver of Claims (“Waiver”) attached as Exhibit B to this Amendment. This Amendment shall not be effective until all parties execute the Waiver.

7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8. This Amendment may be executed by either or all parties by facsimile signature, and any facsimile signature shall be deemed an original signature.

9. If there is any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

Signatures on the following page

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CONFIDENTIAL TREATMENT REQUESTED BY LEGACY EDUCATION ALLIANCE, INC.

Portions herein identified by [*****] have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

DATED as of the Amendment Effective Date, by:

“LICENSOR”

Rich Dad Operating Company, LLC, a Nevada limited liability company

By:	/s/ Bret Seltzer
Name:	Bret Seltzer
Its:	Authorized Agent

“LICENSEE”

Legacy Education Alliance Holdings, Inc. a Colorado corporation

By:	/s/ James E. May
Name:	James E. May
Its:	Executive Vice President

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EXHIBIT A

LICENSED MARKS

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Text use of the phrase “CASHFLOW Quadrant”	CASHFLOW QUADRANT (REGISTRATION NO. 75666455)

TABLE 1 – NON-TRANSLATABLE TRADEMARKS

DESCRIPTION	LOGO/TEXT/REGISTRATION NO.

Rich Dad Logo	(REGISTRATION NOS. 77764419; 77982454; 77764439; 77764442; AND 77764449)
Text use of the phrase “Rich Dad” when referring to the Rich Dad brand or The Rich Dad Company	RICH DAD (REGISTRATION NOS. 76232711 AND 78171889)
Text use of the word “CASHFLOW”	CASHFLOW (REGISTRATION NO. 75666095)
“CASHFLOW” Design	(REGISTRATION NO. 87146291)
Text use of Rich Dad’s website address	RICHDAD.COM (REGISTRATION NO. 76151099)

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Text use of the phrase “How To Get Out of the Rat Race”	HOW TO GET OUT OF THE RAT RACE (REGISTRATION NO. 78157540)

TABLE 2 – TRANSLATABLE TRADEMARKS

DESCRIPTION	LOGO/TEXT/REGISTRATION NO.

EBSI Stylized Logo	(REGISTRATION NOS. 76317383; 76232712; 76149482; 76151092; AND 75666453)
B-I Triangle Graphic	(REGISTRATION NO. 76292981)

TABLE 3 – COPYRIGHTS

BOOK NAME	COPYRIGHT REGISTRATION

RICH DAD POOR DAD	REGISTRATION NO. TX0006981674
CASHFLOW QUADRANT	REGISTRATION NO. TX0005017686
RICH DAD’S PROPHECY	REGISTRATION NO. TX0005624347

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